UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2013

MOMENTIVE SPECIALTY CHEMICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
Commission File Number	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 9, 2013, Momentive Specialty Chemicals Inc. (the “Registrant”) announced its intent to seek amendments to its senior secured credit facilities to, among other things: (i) permit the incurrence of up to $1,100,000,000 aggregate principal amount of debt constituting first-priority senior secured debt (the “New First Lien Debt”), the net proceeds of which would be used to repay in full all term loans under the Registrant’s senior secured credit facilities, to purchase any and all of its second-priority floating rate notes due 2014 and for general corporate purposes, including working capital; (ii) permit the incurrence of junior-priority debt that would be used, directly or indirectly, to redeem, purchase, exchange or retire loans (the “Holdings Loans”) of Momentive Specialty Chemicals Holdings LLC, the parent of the Registrant; and (iii) modify certain other provisions of the senior secured credit facilities. The proposed amendments to the senior secured credit facilities and related transactions are subject to market and other conditions, and may not occur as described or at all. While the Registrant has been in discussions with the lenders of the Holdings Loans, there are no definitive agreements in place effecting any repurchase of the Holdings Loans. The Registrant may enter into definitive agreements effecting a repurchase of the Holdings Loans prior to or following the closing of the amendments to the senior secured credit facilities, if the amendments are approved, but there are no assurances that the Registrant will enter into any such definitive agreements on terms that are acceptable to us, or at all.

This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date: January 9, 2013	By:	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer